Atlanta

Carolinas

Phoenix

EARNINGS RELEASE
AND
SUPPLEMENTAL INFORMATION

Seattle

Denver

Orlando

SECOND QUARTER 2020

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 1

Earnings Press Release

Invitation Homes Reports Second Quarter 2020 Results
Dallas, TX, August 3, 2020 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), the nation's premier single-family home leasing company, today announced its second quarter 2020 financial and operating results.

Second Quarter 2020 Highlights

•
Year over year, total revenues increased 1.9% to $450 million, total property operating and maintenance expenses increased 0.3% to $167 million, net income attributable to common stockholders increased 10.2% to $43 million, and net income per diluted common share increased 5.4% to $0.08.

•	Year over year, Core FFO per share increased 4.4% to $0.32, and AFFO per share increased 9.4% to $0.27.

•	Same Store NOI grew 2.3% year over year on 2.0% Same Store Core revenue growth and 1.3% Same Store Core operating expense growth.

•	Same Store average occupancy was 97.5%, up 100 basis points year over year.

•	Same Store renewal rent growth of 3.5% and Same Store new lease rent growth of 2.7% drove Same Store blended rent growth of 3.3%.

•	The Company resumed sourcing acquisitions in June after pausing activity from mid-March through May.

•
The Company issued and sold 16,690,400 shares of common stock during the quarter for net proceeds of $448 million. $150 million of the proceeds were used to fully repay the balance outstanding on the Company's revolving line of credit, and remaining proceeds are expected to be used primarily for acquisitions.

COVID-19 Update
With the safety and wellbeing of residents and associates its highest priority, the Company continues to follow protocols that enable teams to safely continue providing outstanding service to residents. Updates related to safety and service include:

•	The Company created and implemented a safety training program for all associates, and is maintaining a three-month supply of masks, gloves, shoe covers, and hand sanitizer for field teams.

•	Self-show and virtual-tour technology continue to be leveraged as both safety measures and competitive advantages.

•
Following strict safety protocols, the Company resumed providing non-emergency maintenance service to residents as appropriate on a case-by-case basis beginning in June. "ProCare" proactive resident care visits remain on pause.

•	The Company has adapted to offer virtual options for resident move-in orientations and pre-move-out visits.

Key updates to financial performance, operating results, and liquidity amid the pandemic include:

•	Resident satisfactions survey scores continue to climb as the Company further refines its COVID-19 response.

•
Same Store average occupancy has continued to climb through the summer, reaching a record-high 97.8% in July, up 170 basis points year over year. Same Store new lease rent growth accelerated over the course of Q2 2020 and averaged 4.9% in July.

•	As of June 30, 2020, total liquidity from unrestricted cash and undrawn credit facility capacity was $1,572 million.

•	Revenue collections strengthened over the course of Q2 2020, as detailed in the following table.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 2

Revenue Collections Update

	April 2020	May 2020	June 2020	July 2020	Cumulative
Revenue collections % of month's billings: (1)
July billings collected	—%	—%	—%	92%	92%
June billings collected	—%	—%	92%	4%	96%
May billings collected	—%	92%	4%	1%	97%
April billings collected	92%	4%	1%	*	98%
March billings collected	2%	—%	—%	—%
Total collected	94%	96%	97%	97%
Total collected % of historical avg collected (2)	95%	97%	98%	98%

(1)
Includes both rental revenues and other property income. Rent is considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Security deposits retained to offset rents due are not included as revenue collected. See "Supplemental Schedule 3(b)," footnote (1), for detail on the Company's bad debt policy.

(2)
Over the historical period from October 2019 to March 2020, monthly revenue collections have totaled 99% of monthly billings on average, with 96% on average attributable to collection of current month billings and 3% on average attributable to collection of prior month billings.

* Denotes collection of billings between 0% and 0.5%.

As a result of the favorable liquidity and performance trends described above, management deemed it appropriate to resume deploying capital strategically to generate incremental value for shareholders, and took the following actions during the quarter:

•	Successfully issued and sold $448 million of common shares to provide capital primarily for acquisition opportunities.

•	Fully repaid the $270 million revolving credit facility balance that had been drawn in March.

•	Resumed sourcing new acquisitions in June, returning to an acquisition pace similar to pre-COVID-19 levels.

President & Chief Executive Officer Dallas Tanner comments: "The resilience of our business and the agility of our team and platform continue to serve us well as the COVID-19 pandemic evolves. I could not be prouder of the genuine care our associates in each market continue to provide, which has been reflected in rising resident satisfaction scores. Simply put, the pandemic has not slowed us down in living up to our mission statement, 'Together with you, we make a house a home.'

"Demand for our homes is as strong as it has ever been, with summer occupancy at record highs. We have successfully adapted to meet this demand and deliver exceptional service in a way that continues to prioritize health and safety above all else. We have also continued to achieve strong rent collection from our mature, stable resident base, with collections in June and July near historical average levels. This combination of strong demand and outstanding execution helped drive a year-over-year increase in AFFO per share of over 9% in the second quarter.

"This result would not have been possible without the differentiated locations of our homes, the scale of our portfolio in each market, and our local approach to asset management and resident service that enhances control over the resident experience. We believe these differentiators also position us optimally to capitalize on long-term growth fundamentals. We see a significant pipeline of demand in the millennial generation moving toward single-family rental over the next decade, and the ripple-effects of COVID-19 may further intensify preferences for single-family space over denser housing options. On top of organic growth, we see a compelling opportunity for long-term external growth, and we resumed placing acquisitions under contract in June.

"As disciplined investors and operators, we will continue to grow toward a bright future at the same time we stay nimble in the present to safely provide high-quality homes and genuine care to our residents and communities in this time of need."

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information - page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q2 2020	Q2 2019	YTD 2020	YTD 2019
Net income (1)	$0.08	$0.07	$0.17	$0.11
FFO (1)	0.30	0.28	0.62	0.54
Core FFO (2)	0.32	0.31	0.66	0.64
AFFO (2)	0.27	0.25	0.57	0.53

(1)
In accordance with GAAP and Nareit guidelines, net income per share and FFO per share are calculated as if the 3.0% Convertible Notes due July 1, 2019 (the "2019 Convertible Notes") were converted to common shares at the beginning of each relevant period in 2019, and as if the 3.5% Convertible Notes due January 15, 2022 (the "2022 Convertible Notes") were converted to common shares at the beginning of each relevant period in 2019 and 2020, unless such treatment is anti-dilutive to net income per share or FFO per share. See "Supplemental Schedule 1," footnote (1), for more detail on the treatment of convertible notes in each specific period presented in the table.

(2)
Core FFO and AFFO per share reflect the 2019 Convertible Notes and 2022 Convertible Notes in the form in which they were outstanding during each period. See "Supplemental Schedule 1," footnote (2), for more detail on the treatment of convertible notes in each specific period presented in the table.

Net Income
Net income per share in the second quarter of 2020 was $0.08, compared to net income per share of $0.07 in the second quarter of 2019. Total revenues and total property operating and maintenance expenses in the second quarter of 2020 were $450 million and $167 million, respectively, compared to $442 million and $167 million, respectively, in the second quarter of 2019.

Net income per share in YTD 2020 was $0.17, compared to net income per share of $0.11 in YTD 2019. Total revenues and total property operating and maintenance expenses in YTD 2020 were $900 million and $334 million, respectively, compared to $877 million and $327 million, respectively, in YTD 2019.

Core FFO
Year over year, Core FFO per share in the second quarter of 2020 increased 4.4% to $0.32, primarily due to growth in Same Store NOI.

Year over year, Core FFO per share in YTD 2020 increased 4.5% to $0.66, primarily due to growth in Same Store NOI.

AFFO
Year over year, AFFO per share in the second quarter of 2020 increased 9.4% to $0.27, primarily due to the increase in Core FFO per share described above and lower recurring capital expenditures.

Year over year, AFFO per share in YTD 2020 increased 7.2% to $0.57, primarily due to the increase in Core FFO per share described above and lower recurring capital expenditures.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 4

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store portfolio:	72,261

	Q2 2020	Q2 2019	YTD 2020	YTD 2019
Core revenue growth (year-over-year)	2.0%		3.2%
Core operating expense growth (year-over-year)	1.3%		3.3%
NOI growth (year-over-year)	2.3%		3.2%

Average occupancy	97.5%	96.5%	97.1%	96.5%
Bad debt % of gross rental revenues (1)	1.9%	0.4%	1.1%	0.4%
Turnover rate	6.9%	8.2%	13.2%	14.5%

Rental rate growth (lease-over-lease):
Renewals	3.5%	5.3%	3.9%	5.3%
New leases	2.7%	5.2%	2.3%	4.6%
Blended	3.3%	5.3%	3.4%	5.1%

(1)
Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both total portfolio and Same Store portfolio presentations, are reflected net of bad debt.

Same Store NOI
For the Same Store portfolio of 72,261 homes, second quarter 2020 Same Store NOI increased 2.3% year over year on Same Store Core revenue growth of 2.0% and Same Store Core operating expense growth of 1.3%.

YTD 2020 Same Store NOI increased 3.2% year over year on Same Store Core revenue growth of 3.2% and Same Store Core operating expense growth of 3.3%.

Same Store Core Revenues
Second quarter 2020 Same Store Core revenue growth of 2.0% year over year was driven by a 3.7% increase in average monthly rent and a 100 basis point increase in average occupancy to 97.5%. As a result of the increases in average monthly rent and average occupancy, Same Store rental revenues increased 4.7% year over year on a gross basis before bad debt. With respect to Same Store Core revenue growth, two factors related to COVID-19 partially offset the favorable increases in average rent and average occupancy: 1) an increase in bad debt from 0.4% of gross rental revenues in Q2 2019 to 1.9% of gross rental revenues in Q2 2020, which was a 155 basis point drag on Same Store Core revenue growth, all else equal; and 2) a 31.6% decrease in other property income, net of resident recoveries, which was a 107 basis point drag on Same Store Core revenue growth, all else equal, due primarily to non-enforcement of almost all late fees in the quarter.

YTD 2020 Same Store Core revenue growth of 3.2% year over year was driven by a 3.8% increase in average monthly rent and a 60 basis point increase in average occupancy to 97.1%, partially offset by the impact of COVID-19 on bad debt and other property income described above.

Same Store Core Operating Expenses
Second quarter 2020 Same Store Core operating expenses increased 1.3% year over year. Same Store controllable expenses, net of resident recoveries, decreased 4.2% year over year. Offsetting the improvement in controllable expenses was a 4.8% increase in fixed expenses, net of resident recoveries, driven primarily by higher property taxes.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 5

YTD 2020 Same Store Core operating expenses increased 3.3% year over year, primarily due to higher property taxes.

Investment Management Activity
Invitation Homes resumed sourcing new acquisitions in June, after pausing activity from mid-March through May. Leveraging the advantages of its in-house local investment teams in conjunction with proprietary "AcquisitionIQ" technology, the Company has been successful in sourcing compelling investment opportunities despite tight inventory levels, and has been able to quickly ramp buying up to a pace similar to that at which it had been buying prior to the COVID-19 pandemic.

In the second quarter of 2020, Invitation Homes acquired 147 homes for $46 million, including estimated renovation costs, primarily in transactions that were placed under contract prior to the start of the second quarter. The Company has continued to sell homes in accordance with its 2020 disposition plan, and closed the sale of 416 homes for gross proceeds of $114 million in the second quarter of 2020.

Year to date, through June 30, 2020, the Company closed on the acquisition of 651 homes for $200 million, including estimated renovation costs, and sold 900 homes for gross proceeds of $246 million, resulting in a total portfolio home count of 79,256 homes as of June 30, 2020.

Balance Sheet and Capital Markets Activity
As of June 30, 2020, the Company had $1,572 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility, and maintained considerable cushion with respect to the facility's covenants. The Company's total indebtedness as of June 30, 2020 was $8,386 million, consisting of $6,541 million of secured debt and $1,845 million of unsecured debt.

The Company has no debt reaching final maturity before 2022, and weighted average years to maturity was 4.5 years as of June 30, 2020. 51% of the Company's homes were unencumbered at June 30, 2020, and net debt / TTM Adjusted EBITDAre at June 30, 2020 was 7.4x, down from 8.1x at December 31, 2019.

In the second quarter of 2020, the Company issued and sold 16,690,400 shares of common stock for net proceeds of $448 million. Of the shares issued during the quarter, 16,675,000 were sold through a public offering in June, and 15,400 were sold under the Company's at-the-market equity agreement ("ATM Equity Program"). $686 million of gross capacity remained under the ATM Equity Program as of June 30, 2020. A portion of the proceeds from equity issuance were used to fully repay the balance outstanding on the Company's revolving line of credit, as described below, and remaining proceeds are expected to be used primarily for acquisitions.

As previously announced, in May 2020, the Company used cash on hand to repay $120 million of the $270 million revolving credit facility balance that had previously been outstanding. In June 2020, the Company used proceeds from its June equity issuance to repay the remaining $150 million balance, effectively eliminating all borrowings under the revolving credit facility.

Dividend
As previously announced on July 24, 2020, the Company's Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock. The dividend will be paid on or before August 28, 2020 to stockholders of record as of the close of business on August 12, 2020.

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on August 4, 2020 to discuss results for the second quarter of 2020. The domestic dial-in number is 1-888-317-6003, and the international dial-in number is 1-412-317-6061. The passcode is 2766358. An audio webcast may be accessed at www.invh.com. A replay of the call will be

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 6 available through September 4, 2020 and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using the replay passcode 10146067, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined in the Glossary in the Supplemental Information and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Investor Relations Contact
Greg Van Winkle

Phone: 844.456.INVH (4684)

Email: IR@InvitationHomes.com

Media Relations Contact
Kristi DesJarlais

Phone: 972.421.3587

Email: Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) and insurance costs, the Company's dependence on third parties for key services, risks related to the evaluation of properties, poor resident selection and defaults and non-renewals by the Company's residents, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of the ongoing COVID-19 pandemic, on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Moreover, many of these factors have been heightened as a result of the ongoing and numerous adverse impacts of COVID-19. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company's periodic filings with the SEC, which are accessible

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 7 on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 8

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets:
Investments in single-family residential properties, net	$16,117,737	$16,243,192
Cash and cash equivalents	571,719	92,258
Restricted cash	223,894	193,987
Goodwill	258,207	258,207
Other assets, net	574,759	605,266
Total assets	$17,746,316	$17,392,910

Liabilities:
Mortgage loans, net	$6,118,575	$6,238,461
Secured term loan, net	400,986	400,978
Term loan facility, net	1,495,191	1,493,747
Revolving facility	—	—
Convertible senior notes, net	336,820	334,299
Accounts payable and accrued expenses	190,344	186,110
Resident security deposits	154,200	147,787
Other liabilities	706,327	325,450
Total liabilities	9,402,443	9,126,832

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 560,532,679 and 541,642,725 outstanding as of June 30, 2020 and December 31, 2019, respectively	5,605	5,416
Additional paid-in capital	9,515,625	9,010,194
Accumulated deficit	(595,318)	(524,588)
Accumulated other comprehensive loss	(632,148)	(276,600)
Total stockholders' equity	8,293,764	8,214,422
Non-controlling interests	50,109	51,656
Total equity	8,343,873	8,266,078
Total liabilities and equity	$17,746,316	$17,392,910

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 9

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q2 2020	Q2 2019	YTD 2020	YTD 2019

Revenues:
Rental revenues	$419,201	$408,755	$833,667	$814,270
Other property income	30,554	32,827	65,877	62,812
Rental revenues and other property income	449,755	$441,582	899,544	877,082

Expenses:
Property operating and maintenance	167,002	166,574	333,918	326,920
Property management expense	14,529	16,021	28,901	31,181
General and administrative	14,426	15,956	28,654	42,494
Interest expense	86,071	95,706	170,828	189,689
Depreciation and amortization	137,266	133,031	272,293	266,640
Impairment and other	(180)	1,671	2,947	7,063
Total expenses	419,114	428,959	837,541	863,987

Other, net	1,370	610	5,084	3,735
Gain on sale of property, net of tax	11,167	26,172	26,367	43,744

Net income	43,178	39,405	93,454	60,574
Net income attributable to non-controlling interests	(275)	(463)	(595)	(810)

Net income attributable to common stockholders	42,903	38,942	92,859	59,764
Net income available to participating securities	(119)	(109)	(221)	(215)

Net income available to common stockholders — basic and diluted	$42,784	$38,833	$92,638	$59,549

Weighted average common shares outstanding — basic	548,811,968	525,070,036	545,680,740	523,265,455
Weighted average common shares outstanding — diluted	549,920,213	525,933,643	546,836,809	524,190,469

Net income per common share — basic	$0.08	$0.07	$0.17	$0.11
Net income per common share — diluted	$0.08	$0.07	$0.17	$0.11

Dividends declared per common share	$0.15	$0.13	$0.30	$0.26

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q2 2020	Q2 2019	YTD 2020	YTD 2019
Net income available to common stockholders	$42,784	$38,833	$92,638	$59,549
Net income available to participating securities	119	109	221	215
Non-controlling interests	275	463	595	810
Depreciation and amortization on real estate assets	135,647	131,782	269,561	264,302
Impairment on depreciated real estate investments	1,442	4,076	3,913	7,329
Net gain on sale of previously depreciated investments in real estate	(11,167)	(26,172)	(26,367)	(43,744)
FFO	$169,100	$149,091	$340,561	$288,461

Core FFO Reconciliation	Q2 2020	Q2 2019	YTD 2020	YTD 2019
FFO	$169,100	$149,091	$340,561	$288,461
Noncash interest expense	9,366	12,172	19,757	27,037
Share-based compensation expense	2,106	3,615	6,207	9,222
Offering related expenses	—	476	—	2,019
Merger and transaction-related expenses	—	1,552	—	4,347
Severance expense	255	375	255	7,344
Unrealized gains on investment in equity securities	—	—	(34)	—
Casualty losses, net	(1,622)	(2,405)	(966)	(266)
Core FFO	$179,205	$164,876	$365,780	$338,164

AFFO Reconciliation	Q2 2020	Q2 2019	YTD 2020	YTD 2019
Core FFO	$179,205	$164,876	$365,780	$338,164
Recurring capital expenditures	(27,617)	(31,799)	(53,605)	(56,910)
Adjusted FFO	$151,588	$133,077	$312,175	$281,254

Net income available to common stockholders
Weighted average common shares outstanding — diluted (1)	549,920,213	525,933,643	546,836,809	524,190,469

Net income per common share — diluted (1)	$0.08	$0.07	$0.17	$0.11

FFO
FFO for per share calculation(1)	$173,379	$151,874	$349,119	$294,047
Weighted average common shares and OP Units outstanding — diluted (1)	568,769,738	544,335,990	565,753,742	544,365,617

FFO per share — diluted (1)	$0.30	$0.28	$0.62	$0.54

Core FFO and Adjusted FFO
Weighted average common shares and OP Units outstanding — diluted (2)	553,669,295	531,782,126	550,653,299	531,811,753

Core FFO per share — diluted (2)	$0.32	$0.31	$0.66	$0.64
AFFO per share — diluted (2)	$0.27	$0.25	$0.57	$0.53

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 11

(1)
In accordance with GAAP and Nareit guidelines, net income per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of each relevant period in 2019, and as if the 2022 Convertible Notes were converted to common shares at the beginning of each relevant period in 2019 and 2020, unless such treatment is anti-dilutive to net income per share or FFO per share.

In Q2 2020 and YTD 2020, treatment of the 2022 Convertible Notes as if converted would be anti-dilutive to net income per share and dilutive to FFO per share. As such, Q2 2020 and YTD 2020 net income per share do not treat the 2022 Convertible Notes as if converted. Q2 2020 and YTD 2020 FFO per share treat the 2022 Convertible Notes as if converted, thereby adjusting FFO in the numerator to remove the interest expense associated with the 2022 Convertible Notes and adjusting shares outstanding in the denominator to include shares issuable on conversion of the 2022 Convertible Notes.

In Q2 2019 and YTD 2019, treatment of the 2019 Convertible Notes as if converted would be anti-dilutive to net income per share and dilutive to FFO per share. Treatment of the 2022 Convertible Notes as if converted would be anti-dilutive to both net income per share and FFO per share. As such, Q2 2019 and YTD 2019 net income per share treat neither the 2019 Convertible Notes nor the 2022 Convertible Notes as if converted. Q2 2019 and YTD 2019 FFO per share treat the 2019 Convertible Notes as if converted, thereby adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes and adjusting shares outstanding in the denominator to include shares issuable on conversion of the 2019 Convertible Notes, but do not treat the 2022 Convertible Notes as if converted.

(2)	Core FFO and AFFO per share reflect the 2019 Convertible Notes and 2022 Convertible Notes in the form in which they were outstanding during each period.

As such, Q2 2020 and YTD 2020 Core FFO and AFFO per share reflect the conversion of the 2019 Convertible Notes, but do not treat the 2022 Convertible Notes as if converted.

Q2 2019 and YTD 2019 Core FFO and AFFO per share treat neither the 2019 Convertible Notes nor the 2022 Convertible Notes as if converted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income (1)	Q2 2020	Q2 2019	YTD 2020	YTD 2019
Common shares — basic	548,811,968	525,070,036	545,680,740	523,265,455
Shares potentially issuable from vesting/conversion of equity-based awards	1,108,245	863,607	1,156,069	925,014
Total common shares — diluted	549,920,213	525,933,643	546,836,809	524,190,469

Weighted average amounts for FFO (1)	Q2 2020	Q2 2019	YTD 2020	YTD 2019
Common shares — basic	548,811,968	525,070,036	545,680,740	523,265,455
OP units — basic	3,463,285	5,463,285	3,463,285	7,067,026
Shares potentially issuable from vesting/conversion of equity-based awards	1,394,042	1,248,805	1,509,274	1,479,272
Shares issuable from Convertible Notes	15,100,443	12,553,864	15,100,443	12,553,864
Total common shares and units — diluted	568,769,738	544,335,990	565,753,742	544,365,617

Weighted average amounts for Core and AFFO (2)	Q2 2020	Q2 2019	YTD 2020	YTD 2019
Common shares — basic	548,811,968	525,070,036	545,680,740	523,265,455
OP units — basic	3,463,285	5,463,285	3,463,285	7,067,026
Shares potentially issuable from vesting/conversion of equity-based awards	1,394,042	1,248,805	1,509,274	1,479,272
Total common shares and units — diluted	553,669,295	531,782,126	550,653,299	531,811,753

	June 30,
Period end amounts for Core FFO, and AFFO	2020
Common shares	560,532,679
OP units	3,463,285
Shares potentially issuable from vesting/conversion of equity-based awards	1,244,735
Total common shares and units — diluted	565,240,699

(1)
In accordance with GAAP and Nareit guidelines, net income per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of each relevant period in 2019, and as if the 2022 Convertible Notes were converted to common shares at the beginning of each relevant period in 2019 and 2020, unless such treatment is anti-dilutive to net income per share or FFO per share. See "Supplemental Schedule 1," footnote (1), for more detail on the treatment of convertible notes in each specific period presented in the table.

(2)
Core FFO and AFFO per share reflect the 2019 Convertible Notes and 2022 Convertible Notes in the form in which they were outstanding during each period. See "Supplemental Schedule 1," footnote (2), for more detail on the treatment of convertible notes in each specific period presented in the table.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — June 30, 2020
($ in thousands) (unaudited)
Wtd Avg	Wtd Avg
Interest	Years
Debt Structure	Balance	% of Total	Rate (1)	to Maturity (2)
Secured:
Fixed (3)	$1,400,434	16.7%	4.0%	8.1
Floating — swapped to fixed	5,020,000	59.9%	3.6%	4.6
Floating	120,300	1.4%	1.5%	5.3
Total secured	6,540,734	78.0%	3.7%	5.4

Unsecured:
Fixed (Convertible)	345,000	4.1%	3.5%	1.5
Floating — swapped to fixed	1,500,000	17.9%	3.6%	1.6
Floating	—	—%	—%	—
Total unsecured	1,845,000	22.0%	3.5%	1.6

Total Debt:
Fixed + floating swapped to fixed (3)	8,265,434	98.6%	3.7%	4.5
Floating	120,300	1.4%	1.5%	5.3
Total debt	8,385,734	100.0%	3.6%	4.5
Unamortized discounts on notes payable	(10,645)
Deferred financing costs, net	(23,517)
Total Debt per Balance Sheet	8,351,572
Retained and repurchased certificates	(312,845)
Cash, ex-security deposits and letters of credit(4)	(637,767)
Deferred financing costs, net	23,517
Unamortized discounts on notes payable	10,645
Net debt	$7,435,122

Leverage Ratios	June 30, 2020
Net debt / TTM Adjusted EBITDAre	7.4	x

Unsecured Facility Covenant Compliance (5)	June 30, 2020	Covenant Limit
Total leverage ratio	30.1%	65.0%	(maximum)
Secured leverage ratio	22.4%	55.0%	(maximum)
Unencumbered leverage ratio	8.9%	65.0%	(maximum)
Fixed charge coverage ratio	3.6x	1.5x	(minimum)
Unencumbered fixed charge coverage ratio	7.8x	1.5x	(minimum)

(1)	Includes the impact of interest rate swaps in place and effective as of June 30, 2020.

(2)	Assumes all extension options are exercised.

(3)
For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.

(4)	Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.

(5)	Covenant calculations are specifically defined in the Company's Revolving Credit and Term Loan Agreement, and summarized in the "Glossary and Reconciliations" section of this report.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(c)

Debt Maturity Schedule — June 30, 2020
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2020	—	—	—	—	—%
2021	—	—	—	—	—%
2022	—	1,845,000	—	1,845,000	22.0%
2023	736,208	—	—	736,208	8.8%
2024	616,429	—	—	616,429	7.3%
2025	2,859,130	—	—	2,859,130	34.1%
2026	928,533	—	—	928,533	11.1%
2027	997,071	—	—	997,071	11.9%
Thereafter	403,363	—	—	403,363	4.8%
	6,540,734	1,845,000	—	8,385,734	100.0%
Unamortized discounts on notes payable	(2,465)	(8,180)	—	(10,645)
Deferred financing costs, net	(18,708)	(4,809)	—	(23,517)
Total per Balance Sheet	$6,519,561	$1,832,011	$—	$8,351,572

(1)	Assumes all extension options are exercised.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 2(d)

Cost to Maturity of Debt as of June 30, 2020
($ in thousands) (unaudited)

		Percentage of Weighted Average Debt Outstanding by Type				Weighted Average Cost by Instrument Type
	Weighted Average	Issued	Issued		Total	Spread to	Fixed Cost		Total Debt
	Amount of	Floating	Floating		Fixed	LIBOR	of		Including
	Debt	and	but Swapped	Issued	or Swapped	For Floating	Interest Rate	Fixed Rate	Swap
	Outstanding (1)	Not Swapped	to Fixed	Fixed (2)	to Fixed	Rate Debt	Swaps	Debt	Impact (3)
3Q-4Q20	$8,385,734	1.4%	77.8%	20.8%	98.6%	1.4%	2.4%	3.9%	3.8%
2021	8,385,734	4.5%	74.7%	20.8%	95.5%	1.4%	2.5%	3.9%	3.8%
2022	6,706,966	0.9%	78.0%	21.1%	99.1%	1.3%	2.7%	4.0%	4.0%
2023	5,822,679	—%	76.4%	23.6%	100.0%	1.3%	2.8%	4.0%	4.1%
2024	5,767,473	—%	76.2%	23.8%	100.0%	1.3%	2.8%	4.0%	4.1%
2025	3,479,528	15.5%	44.2%	40.3%	84.5%	1.4%	3.0%	4.0%	3.8%
2026	1,423,331	1.6%	—%	98.4%	98.4%	1.4%	N/A	4.0%	4.0%
2027	840,436	—%	—%	100.0%	100.0%	N/A	N/A	3.9%	3.9%
2028	403,363	—%	—%	100.0%	100.0%	N/A	N/A	3.6%	3.6%

(1)	In each period, represents June 30, 2020 debt that remains outstanding assuming all debt is held until final maturity with all extension options exercised.

(2)
For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.

(3)	Assumes June 30, 2020 LIBOR rate of 0.16% for all future periods.

Note: Schedule 2(d) is presented to show the estimated overall cost of Invitation Homes' debt, based on debt and interest rate swaps in place as of June 30, 2020, as well as the rate for 30-day LIBOR as of June 30, 2020. New debt not presented in this table may be issued, and/or existing debt presented in this table may be repaid prior to maturity. Similarly, new interest rate swaps may be put in place. 30-day LIBOR may also change. The aforementioned activities may change the amount of outstanding debt, the percentage of debt floating, swapped, or fixed, and/or the weighted average cost of debt and hedging instruments from what is presented in Schedule 2(d).

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q2 2020
Total portfolio	79,256
Same Store portfolio	72,261
Same Store % of Total	91.2%

Core Revenues	Q2 2020	Q2 2019	Change YoY	YTD 2020	YTD 2019	Change YoY
Total portfolio	$429,598	$423,416	1.5%	$859,346	$842,370	2.0%
Same Store portfolio	395,962	388,335	2.0%	795,905	771,059	3.2%

Core Operating expenses	Q2 2020	Q2 2019	Change YoY	YTD 2020	YTD 2019	Change YoY
Total portfolio	$146,845	$148,408	(1.1)%	$293,720	$292,208	0.5%
Same Store portfolio	134,442	132,706	1.3%	268,835	260,319	3.3%

Net Operating Income	Q2 2020	Q2 2019	Change YoY	YTD 2020	YTD 2019	Change YoY
Total portfolio	$282,753	$275,008	2.8%	$565,626	$550,162	2.8%
Same Store portfolio	261,520	255,629	2.3%	527,070	510,740	3.2%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(b)

Same Store Portfolio Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q2 2020	Q2 2019	YoY	Q1 2020	Seq	YTD 2020	YTD 2019	YoY
Revenues:
Rental revenues (1)	$386,946	$375,162	3.1%	$386,187	0.2%	$773,133	$745,743	3.7%
Other property income (1)(2)(3)	27,614	29,922	(7.7)%	32,411	(14.8)%	60,025	57,052	5.2%
Total revenues	414,560	405,084	2.3%	418,598	(1.0)%	833,158	802,795	3.8%
Less: Resident recoveries (3)	(18,598)	(16,749)	11.0%	(18,655)	(0.3)%	(37,253)	(31,736)	17.4%
Core revenues	395,962	388,335	2.0%	399,943	(1.0)%	795,905	771,059	3.2%

Fixed Expenses:
Property taxes	70,666	67,008	5.5%	69,141	2.2%	139,807	132,899	5.2%
Insurance expenses	7,760	7,918	(2.0)%	7,880	(1.5)%	15,640	15,387	1.6%
HOA expenses	7,247	6,819	6.3%	8,180	(11.4)%	15,427	15,268	1.0%

Controllable Expenses:
Repairs and maintenance	20,401	19,944	2.3%	20,071	1.6%	40,472	36,858	9.8%
Personnel	14,779	15,871	(6.9)%	15,044	(1.8)%	29,823	32,008	(6.8)%
Turnover	9,637	11,939	(19.3)%	9,963	(3.3)%	19,600	20,287	(3.4)%
Utilities (3)	18,665	15,133	23.3%	17,480	6.8%	36,145	29,534	22.4%
Leasing and marketing (4)	2,886	2,561	12.7%	2,848	1.3%	5,734	5,242	9.4%
Property administrative	999	2,262	(55.8)%	2,441	(59.1)%	3,440	4,572	(24.8)%
Property operating and maintenance expenses	153,040	149,455	2.4%	153,048	—%	306,088	292,055	4.8%
Less: Resident recoveries (3)	(18,598)	(16,749)	11.0%	(18,655)	(0.3)%	(37,253)	(31,736)	17.4%
Core operating expenses	134,442	132,706	1.3%	134,393	—%	268,835	260,319	3.3%

Net Operating Income	$261,520	$255,629	2.3%	$265,550	(1.5)%	$527,070	$510,740	3.2%

(1)
All rental revenues and other property income are reflected net of bad debt. Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Increases in bad debt against rental revenues were a 155 basis point and 74 basis point drag on year-over-year Same Store Core revenue growth in Q2 2020 and YTD 2020, respectively.

(2)
In light of the COVID-19 pandemic, almost all late fees typically enforced in accordance with lease agreements were not enforced in Q2 2020. Primarily due to this non-enforcement of late fees, lower other property income, net of resident recoveries, was a 107 basis point and 33 basis point drag on year-over-year Same Store Core revenue growth in Q2 2020 and YTD 2020, respectively.

(3)
The year-over-year increases in utilities and resident recoveries are primarily attributable to an ongoing transition in utility billing policy. Residents continue to be responsible for costs associated with their water, sewer, and waste removal services, but providers of these services now invoice Invitation Homes rather than the resident for payment. Invitation Homes pays the utility provider, and subsequently bills the resident for reimbursement, resulting in materially higher utility expense that is offset by materially higher resident recoveries. All resident recoveries, including utility reimbursements, are included in other property income.

(4)	Same Store leasing and marketing expense includes amortization of leasing commissions of $2,631, $2,303, $2,592, $5,223, and $4,723 for Q2 2020, Q2 2019, Q1 2020, YTD 2020, and YTD 2019, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019

Average occupancy	97.5%	96.7%	96.0%	96.0%	96.5%
Turnover rate	6.9%	6.2%	6.4%	8.7%	8.2%
Trailing four quarters turnover rate	28.2%	29.5%	29.6%	N/A	N/A
Average monthly rent	$1,868	$1,851	$1,838	$1,823	$1,801
Rental rate growth (lease-over-lease):
Renewals	3.5%	4.3%	4.6%	4.8%	5.3%
New leases	2.7%	1.8%	1.3%	4.3%	5.2%
Blended	3.3%	3.5%	3.3%	4.6%	5.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 4

Portfolio Characteristics — As of and for the Quarter Ended June 30, 2020 (1)
(unaudited)
				Average
	Number of	Average	Average	Monthly	Percent of
	Homes	Occupancy	Monthly Rent	Rent PSF	Revenue
Western United States:
Southern California	8,000	97.3%	$2,515	$1.48	13.3%
Northern California	4,301	96.9%	2,199	1.42	6.5%
Seattle	3,555	95.6%	2,302	1.20	5.6%
Phoenix	7,861	95.5%	1,454	0.89	7.9%
Las Vegas	3,003	95.7%	1,687	0.85	3.4%
Denver	2,298	94.9%	2,092	1.16	3.3%
Western US Subtotal	29,018	96.2%	2,039	1.18	40.0%

Florida:
South Florida	8,454	95.3%	2,221	1.19	12.4%
Tampa	8,107	96.2%	1,710	0.92	9.5%
Orlando	6,147	95.6%	1,714	0.92	7.1%
Jacksonville	1,858	96.7%	1,721	0.87	2.2%
Florida Subtotal	24,566	95.8%	1,887	1.01	31.2%

Southeast United States:
Atlanta	12,501	96.5%	1,553	0.75	13.1%
Carolinas	4,719	96.4%	1,623	0.75	5.2%
Southeast US Subtotal	17,220	96.5%	1,572	0.75	18.3%

Texas:
Houston	2,190	94.5%	1,583	0.81	2.4%
Dallas	2,376	93.5%	1,832	0.87	2.9%
Texas Subtotal	4,566	94.0%	1,711	0.85	5.3%

Midwest United States:
Chicago	2,699	95.4%	2,009	1.24	3.6%
Minneapolis	1,129	97.1%	1,933	0.99	1.5%
Midwest US Subtotal	3,828	95.9%	1,986	1.15	5.1%

Announced Market-in-Exit:
Nashville (2)	58	65.0%	2,157	0.82	0.1%

Total / Average	79,256	96.0%	$1,869	$1.00	100.0%
Same Store Total / Average	72,261	97.5%	$1,868	$1.00	92.2%

(1)	All data is for the total portfolio, unless otherwise noted.

(2)
In December 2019, Invitation Homes announced a plan to fully exit the Nashville market, and sold 708 homes in Nashville in a bulk transaction. The Company is pursuing the sale of the remaining 58 homes in the market as of June 30, 2020.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a)

Same Store Core Revenue Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, Q2 2020	# Homes	Q2 2020	Q2 2019	Change	Q2 2020	Q2 2019	Change	Q2 2020	Q2 2019	Change
Western United States:
Southern California	7,681	$2,519	$2,405	4.7%	98.1%	96.5%	1.6%	$55,539	$54,198	2.5%
Northern California	3,847	2,186	2,063	6.0%	98.2%	97.6%	0.6%	24,719	23,800	3.9%
Seattle	3,143	2,297	2,178	5.5%	97.7%	97.0%	0.7%	21,385	20,442	4.6%
Phoenix	6,954	1,435	1,348	6.5%	98.1%	97.3%	0.8%	30,189	28,874	4.6%
Las Vegas	2,433	1,678	1,593	5.3%	97.7%	97.7%	—%	12,005	11,849	1.3%
Denver	1,812	2,045	1,956	4.6%	97.7%	96.7%	1.0%	11,014	10,686	3.1%
Western US Subtotal	25,870	2,039	1,933	5.5%	98.0%	97.1%	0.9%	154,851	149,849	3.3%

Florida:
South Florida	7,937	2,234	2,204	1.4%	96.5%	95.4%	1.1%	51,219	51,233	—%
Tampa	7,705	1,710	1,667	2.6%	97.1%	96.3%	0.8%	38,907	38,511	1.0%
Orlando	5,484	1,695	1,636	3.6%	97.2%	96.6%	0.6%	27,532	27,013	1.9%
Jacksonville	1,839	1,722	1,662	3.6%	96.8%	96.2%	0.6%	9,370	9,203	1.8%
Florida Subtotal	22,965	1,888	1,844	2.4%	96.9%	96.0%	0.9%	127,028	125,960	0.8%

Southeast United States:
Atlanta	11,426	1,550	1,497	3.5%	97.4%	96.1%	1.3%	51,851	50,914	1.8%
Carolinas	4,468	1,619	1,577	2.7%	97.7%	96.2%	1.5%	21,484	21,113	1.8%
Southeast US Subtotal	15,894	1,570	1,520	3.3%	97.5%	96.2%	1.3%	73,335	72,027	1.8%

Texas:
Houston	1,882	1,583	1,549	2.2%	96.8%	97.0%	(0.2)%	8,819	8,752	0.8%
Dallas	1,946	1,831	1,783	2.7%	96.8%	95.4%	1.4%	10,497	10,256	2.3%
Texas Subtotal	3,828	1,709	1,667	2.5%	96.8%	96.2%	0.6%	19,316	19,008	1.6%

Midwest United States:
Chicago	2,578	2,018	1,985	1.7%	97.8%	97.9%	(0.1)%	14,984	15,170	(1.2)%
Minneapolis	1,126	1,933	1,871	3.3%	97.6%	97.2%	0.4%	6,448	6,321	2.0%
Midwest US Subtotal	3,704	1,992	1,950	2.2%	97.7%	97.6%	0.1%	21,432	21,491	(0.3)%

Same Store Total / Average	72,261	$1,868	$1,801	3.7%	97.5%	96.5%	1.0%	$395,962	$388,335	2.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
Seq, Q2 2020	# Homes	Q2 2020	Q1 2020	Change	Q2 2020	Q1 2020	Change	Q2 2020	Q1 2020	Change
Western United States:
Southern California	7,681	$2,519	$2,488	1.2%	98.1%	97.0%	1.1%	$55,539	$56,472	(1.7)%
Northern California	3,847	2,186	2,154	1.5%	98.2%	97.7%	0.5%	24,719	24,840	(0.5)%
Seattle	3,143	2,297	2,270	1.2%	97.7%	96.7%	1.0%	21,385	21,292	0.4%
Phoenix	6,954	1,435	1,413	1.6%	98.1%	97.4%	0.7%	30,189	30,215	(0.1)%
Las Vegas	2,433	1,678	1,656	1.3%	97.7%	97.6%	0.1%	12,005	12,223	(1.8)%
Denver	1,812	2,045	2,022	1.1%	97.7%	97.2%	0.5%	11,014	11,104	(0.8)%
Western US Subtotal	25,870	2,039	2,011	1.4%	98.0%	97.3%	0.7%	154,851	156,146	(0.8)%

Florida:
South Florida	7,937	2,234	2,225	0.4%	96.5%	96.5%	—%	51,219	52,334	(2.1)%
Tampa	7,705	1,710	1,700	0.6%	97.1%	96.3%	0.8%	38,907	39,397	(1.2)%
Orlando	5,484	1,695	1,681	0.8%	97.2%	96.6%	0.6%	27,532	27,847	(1.1)%
Jacksonville	1,839	1,722	1,705	1.0%	96.8%	96.5%	0.3%	9,370	9,447	(0.8)%
Florida Subtotal	22,965	1,888	1,878	0.5%	96.9%	96.4%	0.5%	127,028	129,025	(1.5)%

Southeast United States:
Atlanta	11,426	1,550	1,537	0.8%	97.4%	96.1%	1.3%	51,851	52,124	(0.5)%
Carolinas	4,468	1,619	1,608	0.7%	97.7%	96.7%	1.0%	21,484	21,600	(0.5)%
Southeast US Subtotal	15,894	1,570	1,557	0.8%	97.5%	96.3%	1.2%	73,335	73,724	(0.5)%

Texas:
Houston	1,882	1,583	1,572	0.7%	96.8%	96.1%	0.7%	8,819	8,804	0.2%
Dallas	1,946	1,831	1,822	0.5%	96.8%	95.6%	1.2%	10,497	10,580	(0.8)%
Texas Subtotal	3,828	1,709	1,699	0.6%	96.8%	95.8%	1.0%	19,316	19,384	(0.4)%

Midwest United States:
Chicago	2,578	2,018	2,009	0.4%	97.8%	96.9%	0.9%	14,984	15,284	(2.0)%
Minneapolis	1,126	1,933	1,913	1.0%	97.6%	96.0%	1.6%	6,448	6,380	1.1%
Midwest US Subtotal	3,704	1,992	1,980	0.6%	97.7%	96.7%	1.0%	21,432	21,664	(1.1)%

Same Store Total / Average	72,261	$1,868	$1,851	0.9%	97.5%	96.7%	0.8%	$395,962	$399,943	(1.0)%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — YoY YTD
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, YTD 2020	# Homes	YTD 2020	YTD 2019	Change	YTD 2020	YTD 2019	Change	YTD 2020	YTD 2019	Change
Western United States:
Southern California	7,681	$2,503	$2,385	4.9%	97.6%	96.7%	0.9%	$112,011	$107,621	4.1%
Northern California	3,847	2,170	2,046	6.1%	98.0%	97.5%	0.5%	49,559	47,102	5.2%
Seattle	3,143	2,283	2,162	5.6%	97.2%	97.0%	0.2%	42,677	40,571	5.2%
Phoenix	6,954	1,424	1,336	6.6%	97.8%	97.3%	0.5%	60,404	57,029	5.9%
Las Vegas	2,433	1,667	1,581	5.4%	97.6%	97.4%	0.2%	24,228	23,328	3.9%
Denver	1,812	2,033	1,949	4.3%	97.5%	96.5%	1.0%	22,118	21,208	4.3%
Western US Subtotal	25,870	2,025	1,918	5.6%	97.6%	97.1%	0.5%	310,997	296,859	4.8%

Florida:
South Florida	7,937	2,230	2,196	1.5%	96.5%	95.6%	0.9%	103,553	102,122	1.4%
Tampa	7,705	1,705	1,661	2.6%	96.7%	96.1%	0.6%	78,304	76,525	2.3%
Orlando	5,484	1,688	1,628	3.7%	96.9%	96.6%	0.3%	55,379	53,777	3.0%
Jacksonville	1,839	1,714	1,654	3.6%	96.6%	96.0%	0.6%	18,817	18,268	3.0%
Florida Subtotal	22,965	1,883	1,836	2.6%	96.7%	96.0%	0.7%	256,053	250,692	2.1%

Southeast United States:
Atlanta	11,426	1,543	1,492	3.4%	96.8%	96.2%	0.6%	103,975	101,139	2.8%
Carolinas	4,468	1,614	1,570	2.8%	97.2%	96.3%	0.9%	43,084	41,918	2.8%
Southeast US Subtotal	15,894	1,563	1,514	3.2%	96.9%	96.2%	0.7%	147,059	143,057	2.8%

Texas:
Houston	1,882	1,578	1,547	2.0%	96.4%	96.7%	(0.3)%	17,623	17,421	1.2%
Dallas	1,946	1,827	1,777	2.8%	96.2%	95.7%	0.5%	21,077	20,488	2.9%
Texas Subtotal	3,828	1,704	1,663	2.5%	96.3%	96.2%	0.1%	38,700	37,909	2.1%

Midwest United States:
Chicago	2,578	2,014	1,980	1.7%	97.4%	97.1%	0.3%	30,268	30,008	0.9%
Minneapolis	1,126	1,923	1,863	3.2%	96.8%	96.8%	—%	12,828	12,534	2.3%
Midwest US Subtotal	3,704	1,986	1,945	2.1%	97.2%	97.0%	0.2%	43,096	42,542	1.3%

Same Store Total / Average	72,261	$1,860	$1,792	3.8%	97.1%	96.5%	0.6%	$795,905	$771,059	3.2%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q2 2020	Q2 2020	Q2 2019	Change	Q2 2020	Q2 2019	Change	Q2 2020	Q2 2019	Change	Q2 2020	Q2 2019
Western United States:
Southern California	$55,539	$54,198	2.5%	$18,255	$16,881	8.1%	$37,284	$37,317	(0.1)%	67.1%	68.9%
Northern California	24,719	23,800	3.9%	7,144	8,299	(13.9)%	17,575	15,501	13.4%	71.1%	65.1%
Seattle	21,385	20,442	4.6%	6,012	5,291	13.6%	15,373	15,151	1.5%	71.9%	74.1%
Phoenix	30,189	28,874	4.6%	6,930	7,056	(1.8)%	23,259	21,818	6.6%	77.0%	75.6%
Las Vegas	12,005	11,849	1.3%	2,727	2,706	0.8%	9,278	9,143	1.5%	77.3%	77.2%
Denver	11,014	10,686	3.1%	2,492	2,112	18.0%	8,522	8,574	(0.6)%	77.4%	80.2%
Western US Subtotal	154,851	149,849	3.3%	43,560	42,345	2.9%	111,291	107,504	3.5%	71.9%	71.7%

Florida:
South Florida	51,219	51,233	—%	22,050	21,665	1.8%	29,169	29,568	(1.3)%	56.9%	57.7%
Tampa	38,907	38,511	1.0%	15,193	15,567	(2.4)%	23,714	22,944	3.4%	61.0%	59.6%
Orlando	27,532	27,013	1.9%	10,142	10,101	0.4%	17,390	16,912	2.8%	63.2%	62.6%
Jacksonville	9,370	9,203	1.8%	3,362	3,467	(3.0)%	6,008	5,736	4.7%	64.1%	62.3%
Florida Subtotal	127,028	125,960	0.8%	50,747	50,800	(0.1)%	76,281	75,160	1.5%	60.1%	59.7%

Southeast United States:
Atlanta	51,851	50,914	1.8%	16,590	16,801	(1.3)%	35,261	34,113	3.4%	68.0%	67.0%
Carolinas	21,484	21,113	1.8%	5,971	6,045	(1.2)%	15,513	15,068	3.0%	72.2%	71.4%
Southeast US Subtotal	73,335	72,027	1.8%	22,561	22,846	(1.2)%	50,774	49,181	3.2%	69.2%	68.3%

Texas:
Houston	8,819	8,752	0.8%	4,162	3,816	9.1%	4,657	4,936	(5.7)%	52.8%	56.4%
Dallas	10,497	10,256	2.3%	4,363	4,234	3.0%	6,134	6,022	1.9%	58.4%	58.7%
Texas Subtotal	19,316	19,008	1.6%	8,525	8,050	5.9%	10,791	10,958	(1.5)%	55.9%	57.6%

Midwest United States:
Chicago	14,984	15,170	(1.2)%	6,988	6,646	5.1%	7,996	8,524	(6.2)%	53.4%	56.2%
Minneapolis	6,448	6,321	2.0%	2,061	2,019	2.1%	4,387	4,302	2.0%	68.0%	68.1%
Midwest US Subtotal	21,432	21,491	(0.3)%	9,049	8,665	4.4%	12,383	12,826	(3.5)%	57.8%	59.7%

Same Store Total / Average	$395,962	$388,335	2.0%	$134,442	$132,706	1.3%	$261,520	$255,629	2.3%	66.0%	65.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q2 2020	Q2 2020	Q1 2020	Change	Q2 2020	Q1 2020	Change	Q2 2020	Q1 2020	Change	Q2 2020	Q1 2020
Western United States:
Southern California	$55,539	$56,472	(1.7)%	$18,255	$17,641	3.5%	$37,284	$38,831	(4.0)%	67.1%	68.8%
Northern California	24,719	24,840	(0.5)%	7,144	7,181	(0.5)%	17,575	17,659	(0.5)%	71.1%	71.1%
Seattle	21,385	21,292	0.4%	6,012	5,664	6.1%	15,373	15,628	(1.6)%	71.9%	73.4%
Phoenix	30,189	30,215	(0.1)%	6,930	7,612	(9.0)%	23,259	22,603	2.9%	77.0%	74.8%
Las Vegas	12,005	12,223	(1.8)%	2,727	2,836	(3.8)%	9,278	9,387	(1.2)%	77.3%	76.8%
Denver	11,014	11,104	(0.8)%	2,492	2,109	18.2%	8,522	8,995	(5.3)%	77.4%	81.0%
Western US Subtotal	154,851	156,146	(0.8)%	43,560	43,043	1.2%	111,291	113,103	(1.6)%	71.9%	72.4%

Florida:
South Florida	51,219	52,334	(2.1)%	22,050	22,253	(0.9)%	29,169	30,081	(3.0)%	56.9%	57.5%
Tampa	38,907	39,397	(1.2)%	15,193	15,118	0.5%	23,714	24,279	(2.3)%	61.0%	61.6%
Orlando	27,532	27,847	(1.1)%	10,142	10,000	1.4%	17,390	17,847	(2.6)%	63.2%	64.1%
Jacksonville	9,370	9,447	(0.8)%	3,362	3,378	(0.5)%	6,008	6,069	(1.0)%	64.1%	64.2%
Florida Subtotal	127,028	129,025	(1.5)%	50,747	50,749	—%	76,281	78,276	(2.5)%	60.1%	60.7%

Southeast United States:
Atlanta	51,851	52,124	(0.5)%	16,590	17,057	(2.7)%	35,261	35,067	0.6%	68.0%	67.3%
Carolinas	21,484	21,600	(0.5)%	5,971	6,212	(3.9)%	15,513	15,388	0.8%	72.2%	71.2%
Southeast US Subtotal	73,335	73,724	(0.5)%	22,561	23,269	(3.0)%	50,774	50,455	0.6%	69.2%	68.4%

Texas:
Houston	8,819	8,804	0.2%	4,162	4,031	3.2%	4,657	4,773	(2.4)%	52.8%	54.2%
Dallas	10,497	10,580	(0.8)%	4,363	4,288	1.7%	6,134	6,292	(2.5)%	58.4%	59.5%
Texas Subtotal	19,316	19,384	(0.4)%	8,525	8,319	2.5%	10,791	11,065	(2.5)%	55.9%	57.1%

Midwest United States:
Chicago	14,984	15,284	(2.0)%	6,988	6,934	0.8%	7,996	8,350	(4.2)%	53.4%	54.6%
Minneapolis	6,448	6,380	1.1%	2,061	2,079	(0.9)%	4,387	4,301	2.0%	68.0%	67.4%
Midwest US Subtotal	21,432	21,664	(1.1)%	9,049	9,013	0.4%	12,383	12,651	(2.1)%	57.8%	58.4%

Same Store Total / Average	$395,962	$399,943	(1.0)%	$134,442	$134,393	—%	$261,520	$265,550	(1.5)%	66.0%	66.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YoY YTD
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2020	YTD 2020	YTD 2019	Change	YTD 2020	YTD 2019	Change	YTD 2020	YTD 2019	Change	YTD 2020	YTD 2019
Western United States:
Southern California	$112,011	$107,621	4.1%	$35,896	$33,853	6.0%	$76,115	$73,768	3.2%	68.0%	68.5%
Northern California	49,559	47,102	5.2%	14,325	15,022	(4.6)%	35,234	32,080	9.8%	71.1%	68.1%
Seattle	42,677	40,571	5.2%	11,676	10,683	9.3%	31,001	29,888	3.7%	72.6%	73.7%
Phoenix	60,404	57,029	5.9%	14,542	14,344	1.4%	45,862	42,685	7.4%	75.9%	74.8%
Las Vegas	24,228	23,328	3.9%	5,563	5,561	—%	18,665	17,767	5.1%	77.0%	76.2%
Denver	22,118	21,208	4.3%	4,601	4,435	3.7%	17,517	16,773	4.4%	79.2%	79.1%
Western US Subtotal	310,997	296,859	4.8%	86,603	83,898	3.2%	224,394	212,961	5.4%	72.2%	71.7%

Florida:
South Florida	103,553	102,122	1.4%	44,303	42,603	4.0%	59,250	59,519	(0.5)%	57.2%	58.3%
Tampa	78,304	76,525	2.3%	30,311	29,948	1.2%	47,993	46,577	3.0%	61.3%	60.9%
Orlando	55,379	53,777	3.0%	20,142	19,469	3.5%	35,237	34,308	2.7%	63.6%	63.8%
Jacksonville	18,817	18,268	3.0%	6,740	6,776	(0.5)%	12,077	11,492	5.1%	64.2%	62.9%
Florida Subtotal	256,053	250,692	2.1%	101,496	98,796	2.7%	154,557	151,896	1.8%	60.4%	60.6%

Southeast United States:
Atlanta	103,975	101,139	2.8%	33,647	32,732	2.8%	70,328	68,407	2.8%	67.6%	67.6%
Carolinas	43,084	41,918	2.8%	12,183	11,963	1.8%	30,901	29,955	3.2%	71.7%	71.5%
Southeast US Subtotal	147,059	143,057	2.8%	45,830	44,695	2.5%	101,229	98,362	2.9%	68.8%	68.8%

Texas:
Houston	17,623	17,421	1.2%	8,193	7,653	7.1%	9,430	9,768	(3.5)%	53.5%	56.1%
Dallas	21,077	20,488	2.9%	8,651	8,335	3.8%	12,426	12,153	2.2%	59.0%	59.3%
Texas Subtotal	38,700	37,909	2.1%	16,844	15,988	5.4%	21,856	21,921	(0.3)%	56.5%	57.8%

Midwest United States:
Chicago	30,268	30,008	0.9%	13,922	12,966	7.4%	16,346	17,042	(4.1)%	54.0%	56.8%
Minneapolis	12,828	12,534	2.3%	4,140	3,976	4.1%	8,688	8,558	1.5%	67.7%	68.3%
Midwest US Subtotal	43,096	42,542	1.3%	18,062	16,942	6.6%	25,034	25,600	(2.2)%	58.1%	60.2%

Same Store Total / Average	$795,905	$771,059	3.2%	$268,835	$260,319	3.3%	$527,070	$510,740	3.2%	66.2%	66.2%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q2 2020			YTD 2020
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	4.4%	4.1%	4.3%	4.8%	3.4%	4.4%
Northern California	5.3%	6.4%	5.6%	5.8%	6.4%	6.0%
Seattle	2.5%	6.4%	3.8%	4.3%	5.3%	4.7%
Phoenix	5.3%	8.6%	6.3%	5.4%	8.4%	6.4%
Las Vegas	5.1%	5.7%	5.3%	5.7%	4.4%	5.3%
Denver	3.6%	4.5%	3.9%	4.1%	3.5%	3.9%
Western US Subtotal	4.4%	5.9%	4.8%	5.0%	5.3%	5.1%

Florida:
South Florida	2.9%	(1.2)%	1.7%	2.7%	(1.5)%	1.5%
Tampa	3.2%	1.0%	2.4%	3.4%	0.5%	2.3%
Orlando	3.2%	2.2%	2.9%	3.2%	2.1%	2.8%
Jacksonville	2.7%	2.5%	2.6%	3.0%	2.1%	2.6%
Florida Subtotal	3.0%	0.7%	2.3%	3.1%	0.3%	2.1%

Southeast United States:
Atlanta	3.3%	2.1%	3.0%	3.7%	1.9%	3.1%
Carolinas	2.6%	2.1%	2.4%	3.0%	1.2%	2.4%
Southeast US Subtotal	3.1%	2.1%	2.8%	3.5%	1.7%	2.9%

Texas:
Houston	2.7%	(1.6)%	1.4%	3.0%	(1.3)%	1.8%
Dallas	3.2%	(0.3)%	1.8%	3.6%	(0.2)%	2.2%
Texas Subtotal	2.9%	(0.8)%	1.7%	3.3%	(0.6)%	2.0%

Midwest United States:
Chicago	2.4%	(0.7)%	1.6%	2.4%	(0.9)%	1.6%
Minneapolis	3.8%	5.4%	4.2%	3.9%	2.7%	3.6%
Midwest US Subtotal	2.9%	1.4%	2.5%	2.9%	0.4%	2.2%

Same Store Total / Average	3.5%	2.7%	3.3%	3.9%	2.3%	3.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 6

Same Store Cost to Maintain
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019
Recurring operating expenses (gross):
R&M OpEx	$20,401	$20,071	$20,366	$25,140	$19,944
Turn OpEx	9,637	9,963	10,092	13,670	11,939
Total recurring operating expense (gross)	30,038	30,034	30,458	38,810	31,883
R&M + Turn recoveries	(3,310)	(3,025)	(2,580)	(3,274)	(4,024)
Total recurring operating expenses (net)	$26,728	$27,009	$27,878	$35,536	$27,859

Recurring capital expenditures:
R&M CapEx	$19,524	$18,491	$17,347	$24,474	$20,588
Turn CapEx	6,278	6,044	6,331	9,456	7,542
Total recurring capital expenditures	$25,802	$24,535	$23,678	$33,930	$28,130

Cost to maintain (gross):
R&M OpEx + CapEx	$39,925	$38,562	$37,713	$49,614	$40,532
Turn OpEx + CapEx	15,915	16,007	16,423	23,126	19,481
Total cost to maintain (gross)	55,840	54,569	54,136	72,740	60,013
R&M + Turn recoveries	(3,310)	(3,025)	(2,580)	(3,274)	(4,024)
Total cost to maintain (net)	$52,530	$51,544	$51,556	$69,466	$55,989

Per Home ($)	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019
Total cost to maintain (gross)	$773	$755	$749	$1,007	$831
R&M + Turn recoveries	(46)	(42)	(36)	(46)	(56)
Total cost to maintain (net)	$727	$713	$713	$961	$775

Total Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019
Recurring CapEx	$27,617	$25,988	$25,425	$36,653	$31,799
Value Enhancing CapEx	10,611	10,165	13,358	12,256	8,519
Initial Renovation CapEx	21,023	30,149	30,078	15,804	9,932
Disposition CapEx	2,877	3,706	3,129	2,165	5,062
Total Capital Expenditures	$62,128	$70,008	$71,990	$66,878	$55,312

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q2 2020	Q2 2019	YTD 2020	YTD 2019
Property management expense (GAAP)	$14,529	$16,021	$28,901	$31,181
Adjustments:
Share-based compensation expense (1)	(447)	(820)	(1,280)	(1,507)
Adjusted property management expense	$14,082	$15,201	$27,621	$29,674

Adjusted G&A Expense	Q2 2020	Q2 2019	YTD 2020	YTD 2019
G&A expense (GAAP)	$14,426	$15,956	$28,654	$42,494
Adjustments:
Share-based compensation expense (2)	(1,659)	(2,795)	(4,927)	(7,715)
Merger and transaction-related expenses	—	(1,552)	—	(4,347)
Severance expense	(255)	(375)	(255)	(7,344)
Adjusted G&A expense	$12,512	$11,234	$23,472	$23,088

(1)	For YTD 2019, includes $136 related to IPO and pre-IPO grants.

(2)	For Q2 2019, includes $148 related to merger grants. For YTD 2019, includes $360 related to IPO and pre-IPO grants and $2,149 related to merger grants.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8

Acquisitions and Dispositions — Q2 2020
(unaudited)

	3/31/2020	Q2 2020 Acquisitions (1)		Q2 2020 Dispositions (2)		6/30/2020
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Western United States:
Southern California	8,029	1	$664,830	30	$397,127	8,000
Northern California	4,339	—	—	38	339,789	4,301
Seattle	3,552	17	459,255	14	377,331	3,555
Phoenix	7,843	38	332,554	20	202,135	7,861
Las Vegas	3,006	4	337,702	7	363,350	3,003
Denver	2,305	1	399,423	8	286,097	2,298
Western US Subtotal	29,074	61	374,745	117	333,191	29,018

Florida:
South Florida	8,518	7	271,176	71	292,577	8,454
Tampa	8,127	8	279,672	28	227,352	8,107
Orlando	6,131	23	307,408	7	193,571	6,147
Jacksonville	1,861	—	—	3	318,800	1,858
Florida Subtotal	24,637	38	294,895	109	270,186	24,566

Southeast United States:
Atlanta	12,521	11	257,162	31	168,629	12,501
Carolinas	4,719	22	253,994	22	262,782	4,719
Southeast US Subtotal	17,240	33	255,050	53	207,711	17,220

Texas:
Houston	2,214	—	—	24	177,053	2,190
Dallas	2,375	15	263,254	14	196,460	2,376
Texas: Subtotal	4,589	15	263,254	38	184,203	4,566

Midwest United States:
Chicago	2,770	—	—	71	237,590	2,699
Minneapolis	1,135	—	—	6	344,598	1,129
Midwest US Subtotal	3,905	—	—	77	245,928	3,828

Announced Market-in-Exit:
Nashville (3)	80	—	—	22	377,516	58

Total / Average	79,525	147	$315,857	416	$273,278	79,256

(1)
Estimated stabilized cap rates on acquisitions during the quarter averaged 5.4%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 30

(2)	Cap rates on dispositions during the quarter averaged 1.5%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.

(3)
In December 2019, Invitation Homes announced a plan to fully exit the Nashville market, and sold 708 homes in Nashville in a bulk transaction. The Company is pursuing the sale of the remaining 58 homes in the market as of June 30, 2020.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 31

Glossary and Reconciliations

Glossary:
Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain
Cost to maintain a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend (gross or net of resident reimbursements, as indicated in tables presented), not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; and depreciation and amortization. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; merger and transaction-related expenses; severance; casualty losses, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 32 or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. In calculating per share amounts, Core FFO and AFFO reflect convertible debt securities in the form in which they were outstanding during the period.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies. See Supplemental Schedule 1 for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; and other income and expenses.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income to NOI for our total portfolio and NOI for our Same Store portfolio.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 33

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Revenue Collections as a Percentage of Month's Billings
Revenue collections as a percentage of month's billings represents the total cash received in a given monthly period for rental revenues and other property income (including receipt of late payments that were billed in prior months) divided by the total amounts billed in that period. When a payment plan is in place with a resident, amounts are considered to be billed at the time they would have been billed based on the terms of the original lease, not the terms of the payment plan. "Historical average" revenue collections as a percentage of monthly billings refer to revenue collections as a percentage of monthly billings for each of the months beginning October 2019 and to and including March 2020.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,000 million revolving credit facility (the "Revolving Facility") and its $1,500 million term loan facility (the "Term Loan Facility") (together,

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 34 the "Credit Facility"), as set forth in the Company's Revolving Credit and Term Loan Agreement dated February 6, 2017 (the "Unsecured Credit Agreement"). The metrics provided under the "Unsecured Facility Covenant Compliance" heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unencumbered fixed charge coverage ratio.

Total leverage ratio represents (i) total debt (excluding any intercompany debt) less (ii) restricted and unrestricted cash, divided by (iii) the total value of operating real estate assets as determined by indexed broker price opinions.

Secured leverage ratio represents (i) total secured debt (excluding any intercompany debt) less (ii) restricted and unrestricted cash, divided by (iii) the total value of operating real estate assets as determined by indexed broker price opinions.

Unencumbered leverage ratio represents (i) total unsecured debt less (ii) unrestricted cash, divided by the sum of (iii) the total value of unencumbered operating real estate assets as determined by indexed broker price opinions and (iv) a portion of the trapped equity value of encumbered operating real estate assets (subject to limitations outlined in the Unsecured Credit Agreement).

Fixed charge coverage ratio represents (i) annualized NOI for operating properties less cash G&A expense for the most recent quarter, divided by (ii) annual run-rate cash interest expense calculated using outstanding indebtedness and cost of debt (in each case, adjusted for the Company's outstanding interest rate swaps) at the end of the most recent quarter.

Unencumbered fixed charge coverage ratio represents (i) annualized NOI for operating properties less cash G&A expense attributable to unencumbered homes for the most recent quarter, divided by (ii) annual run-rate cash interest expense from unsecured debt, calculated using outstanding unsecured indebtedness and cost of unsecured debt (in each case, adjusted for the Company's outstanding interest rate swaps) at the end of the most recent quarter.

The metrics set forth under the "Unsecured Facility Covenant Compliance" heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreement than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Credit Agreement, see Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 1-38004) filed on February 6, 2017.

The breach of any of the covenants set forth in the Unsecured Credit Agreement could result in a default of the Company's indebtedness related to its Revolving Facility and Term Loan Facility, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as such factors may be updated from time to time in our periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 35

Reconciliation of Non-GAAP Measures:

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019
Total revenues (total portfolio)	$449,755	$449,789	$444,277	$443,326	$441,582
Non-Same Store revenues	(35,195)	(31,191)	(32,197)	(34,739)	(36,498)
Same Store revenues	414,560	418,598	412,080	408,587	405,084
Same Store resident recoveries	(18,598)	(18,655)	(17,178)	(17,805)	(16,749)
Same Store Core revenues	$395,962	$399,943	$394,902	$390,782	$388,335

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2020	YTD 2019
Total revenues (total portfolio)	$899,544	$877,082
Non-Same Store revenues	(66,386)	(74,287)
Same Store revenues	833,158	802,795
Same Store resident recoveries	(37,253)	(31,736)
Same Store Core revenues	$795,905	$771,059

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 36

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019
Property operating and maintenance expenses (total portfolio)	$167,002	$166,916	$167,576	$175,491	$166,574
Non-Same Store operating expenses	(13,962)	(13,868)	(15,024)	(16,046)	(17,119)
Same Store operating expenses	153,040	153,048	152,552	159,445	149,455
Same Store resident recoveries	(18,598)	(18,655)	(17,178)	(17,805)	(16,749)
Same Store Core operating expenses	$134,442	$134,393	$135,374	$141,640	$132,706

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2020	YTD 2019
Property operating and maintenance expenses (total portfolio)	$333,918	$326,920
Non-Same Store operating expenses	(27,830)	(34,865)
Same Store operating expenses	306,088	292,055
Same Store resident recoveries	(37,253)	(31,736)
Same Store Core operating expenses	$268,835	$260,319

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Income to NOI and Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019
Net income available to common stockholders	$42,784	$49,854	$51,903	$33,616	$38,833
Net income available to participating securities	119	102	89	91	109
Non-controlling interests	275	320	562	276	463
Interest expense	86,071	84,757	88,417	89,067	95,706
Depreciation and amortization	137,266	135,027	133,764	133,315	133,031
Property management expense	14,529	14,228	14,561	15,872	16,021
General and administrative	14,426	14,372	15,375	16,405	15,956
Impairment and other	(180)	3,127	6,940	4,740	1,671
Gain on sale of property, net of tax	(11,167)	(15,200)	(31,780)	(20,812)	(26,172)
Other, net	(1,370)	(3,714)	(3,130)	(4,735)	(610)
NOI (total portfolio)	282,753	282,873	276,701	267,835	275,008
Non-Same Store NOI	(21,233)	(17,323)	(17,173)	(18,693)	(19,379)
Same Store NOI	$261,520	$265,550	$259,528	$249,142	$255,629

Reconciliation of Net Income to NOI and Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2020	YTD 2019
Net income available to common stockholders	$92,638	$59,549
Net income available to participating securities	221	215
Non-controlling interests	595	810
Interest expense	170,828	189,689
Depreciation and amortization	272,293	266,640
Property management expense	28,901	31,181
General and administrative	28,654	42,494
Impairment and other	2,947	7,063
Gain on sale of property, net of tax	(26,367)	(43,744)
Other, net	(5,084)	(3,735)
NOI (total portfolio)	565,626	550,162
Non-Same Store NOI	(38,556)	(39,422)
Same Store NOI	$527,070	$510,740

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre
(in thousands, unaudited)
	Q2 2020	Q2 2019	YTD 2020	YTD 2019
Net income available to common stockholders	$42,784	$38,833	$92,638	$59,549
Net income available to participating securities	119	109	221	215
Non-controlling interests	275	463	595	810
Interest expense	86,071	95,706	170,828	189,689
Depreciation and amortization	137,266	133,031	272,293	266,640
EBITDA	266,515	268,142	536,575	516,903
Gain on sale of property, net of tax	(11,167)	(26,172)	(26,367)	(43,744)
Impairment on depreciated real estate investments	1,442	4,076	3,913	7,329
EBITDAre	256,790	246,046	514,121	480,488
Share-based compensation expense	2,106	3,615	6,207	9,222
Merger and transaction-related expenses	—	1,552	—	4,347
Severance	255	375	255	7,344
Casualty losses, net	(1,622)	(2,405)	(966)	(266)
Other, net	(1,370)	(610)	(5,084)	(3,735)
Adjusted EBITDAre	$256,159	$248,573	$514,533	$497,400

	Trailing Twelve Months (TTM) Ended
	June 30, 2020	December 31, 2019
Net income available to common stockholders	$178,157	$145,068
Net income available to participating securities	401	395
Non-controlling interests	1,433	1,648
Interest expense	348,312	367,173
Depreciation and amortization	539,372	533,719
EBITDA	1,067,675	1,048,003
Gain on sale of property, net of tax	(78,959)	(96,336)
Impairment on depreciated real estate investments	10,794	14,210
EBITDAre	999,510	965,877
Share-based compensation expense	15,143	18,158
Merger and transaction-related expenses	—	4,347
Severance	1,376	8,465
Casualty losses, net	3,833	4,533
Other, net	(12,949)	(11,600)
Adjusted EBITDAre	$1,006,913	$989,780

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 39

Reconciliation of Net Debt / TTM Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

As of	As of
June 30, 2020	December 31, 2019
Mortgage loans, net	$6,118,575	$6,238,461
Secured term loan, net	400,986	400,978
Term loan facility, net	1,495,191	1,493,747
Revolving facility	—	—
Convertible senior notes, net	336,820	334,299
Total Debt per Balance Sheet	8,351,572	8,467,485
Retained and repurchased certificates	(312,845)	(319,632)
Cash, ex-security deposits and letters of credit (1)	(637,767)	(138,059)
Deferred financing costs, net	23,517	36,685
Unamortized discounts on note payable	10,645	13,342
Net Debt (A)	$7,435,122	$8,059,821

For the Trailing Twelve	For the Trailing Twelve
Months (TTM) Ended	Months (TTM) Ended
June 30, 2020	December 31, 2019
Adjusted EBITDAre (B)	$1,006,913	$989,780

Net Debt / TTM Adjusted EBITDAre (A / B)	7.4	x	8.1	x

(1)	Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.

Components of Noncash Interest Expense
(in thousands) (unaudited)

	Q2 2020	Q2 2019	YTD 2020	YTD 2019
Amortization of discounts on notes payable	$1,349	$2,345	$2,697	$4,709
Amortization of deferred financing costs	6,401	10,008	14,353	20,158
Change in fair value of interest rate derivatives	39	1	52	34
Amortization of swap fair value at designation	1,577	(182)	2,655	2,136
Total non-cash interest expense	$9,366	$12,172	$19,757	$27,037

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2020 Earnings Release and Supplemental Information — page 40